EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 19, 2025 with respect to the financial statements included in the Annual Report of Electro-Sensors, Inc. on Form 10-K for the year ended December 31, 2024.  We hereby consent to the incorporation by reference in the Registration Statements of Electro-Sensors, Inc. on Form S-8 (Reg. No. 333-210944)

/s/ Boulay PLLP

Minneapolis, MN

March 19, 2025

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